Free Writing Prospectus
Filed Pursuant to Rule 433
Dated February 9, 2016
Registration Statement Nos. 333-206773, 333-206773-01 and 333-206773-02

FORD CREDIT FLOORPLAN MASTER OWNER TRUST 2016-1

JT-BOOKS:	BARC, BNP, JPM, RBC
CO-MGRS:	Bradesco, PNC
SLG GRP:	Mischler, The Williams Capital Group

CLASS	$AMT(MM)	WAL	MDY/S&P	E.FNL	L.FNL	SPREAD	YIELD	COUP	PX
A-1	480.000	2.99	Aaa/AAA	02/19	02/21	IntS + 90	1.776%	1.76%	99.97242%
A-2	270.000	2.99	Aaa/AAA	02/19	02/21	1ML + 90		L+90	100.00000%
B	34.314	2.99	Aa1/AA+	02/19	02/21	RETAINED
C	49.020	2.99	Aa2/A+	02/19	02/21	RETAINED
D	29.412	2.99	***** NOT OFFERED ******

TICKER:	FORDF 2016-1	EXPECTED RATINGS:	MOODY’S/S&P
EXPECTED SETTLE:	02/17/16	ERISA ELIGIBLE:	YES
FIRST PAY DATE:	03/15/16	BILL & DELIVER:	BARCLAYS
EXPECTED PRICING:	PRICED	MIN DENOM:	$1K X $1K
REGISTRATION:	SEC-REG

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV.  ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.